                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 31, 2001, included in the Annual Report on Form 10-K of Tenneco Automotive Inc., formerly known as Tenneco Inc. ("Tenneco"), for the year ended December 31, 2000, into the following Registration Statements previously filed with the Securities and Exchange
Commission:


        REGISTRATION NO.                    FORM                SECURITIES REGISTERED
        ----------------                    ----                ---------------------
333-24291                                   S-3     $700,000,000 Tenneco debt securities of which
                                                    $100,000,000 remains available for issuance.
333-17485                                   S-8     17,000,000 shares of Common Stock, par value $.01 per
                                                    share of Tenneco ("Common Stock") issuable under the 1996
                                                    Tenneco Inc. Stock Ownership Plan (now known as the Tenneco
                                                    Automotive Inc. Stock Ownership Plan).
333-30933                                   S-8     5,000 shares of Common Stock issuable under the Tenneco
                                                    Thrift Plan for Hourly Employees ("Hourly Thrift Plan")
                                                    and the Tenneco Thrift Plan ("Salaried Thrift Plan").
333-17487                                   S-8     462,000 shares of Common Stock issuable under the Hourly
                                                    Thrift Plan and the Salaried Thrift Plan.
333-41535                                   S-8     33,796 shares of Common Stock issuable under the 1996
                                                    Tenneco Inc. Stock Ownership Plan (now known as the Tenneco
                                                    Automotive Inc. Stock Ownership Plan).
333-27279                                   S-8     64,000 shares of Common Stock issuable under the Hourly
                                                    Thrift Plan.
333-23249                                   S-8     2,500,000 shares of Common Stock issuable under the 1997
                                                    Employee Stock Purchase Plan.
333-27281                                   S-8     395,000 shares of Common Stock issuable under the Hourly
                                                    Thrift Plan and Salaried Thrift Plan.
333-41537                                   S-8     2,100 shares of Common Stock issuable under the Hourly
                                                    Thrift Plan.
333-48777                                   S-8     710,000 shares of Common Stock issuable under the Hourly
                                                    Thrift Plan and the Salaried Thrift Plan.
333-76261                                   S-8     740,000 shares of Common Stock issuable under the Hourly
                                                    Thrift Plan and the Salaried Thrift Plan.
333-33442                                   S-8     1,880,000 shares Common Stock issuable under The Tenneco
                                                    Automotive Employee Stock Ownership Plan for Hourly Employees
                                                    and The Tenneco Automotive Employee Stock Ownership Plan for
                                                    Salaried Employees.
333-33934                                   S-8     1,500,000 Shares Common Stock issuable under the Tenneco
                                                    Automotive Inc. Supplemental Stock Ownership Plan.




            ARTHUR ANDERSEN LLP

Chicago, Illinois
March 30, 2001